                       Securities and Exchange Commission

                             Washington, D.C. 20549

                                   FORM 8-K/A

                              (Amendment No. 1)

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: February 17, 1999
                        (Date of earliest event reported)


                                Ceres Group, Inc.
             (Exact Name of Registrant as specified in its charter)


            Delaware                                0-8483                               34-1017531
            --------                                ------                               ----------
(State or other jurisdiction of            (Commission File Number)         (IRS Employer Identification Number)
         Incorporation)


   17800 Royalton Road, Strongsville, Ohio                      44136
   ---------------------------------------                      -----
  (Address of Principal Executive Offices)                   (Zip Code)

                                 (440) 572-2400
                                 --------------
              (Registrant's telephone number, including area code)

Item 7.      Financial Statements and Exhibits.

             On March 4, 1999, Ceres Group, Inc. ("Ceres") filed a Form 8-K that reported the acquisition of Continental General Corporation ("Continental") and its wholly-owned insurance subsidiary, Continental General Insurance Company ("CGIC"), from the Western and Southern Life Insurance Company of Cincinnati, Ohio, for $84.5 million in cash. In Item 7 of the Form 8-K, Ceres stated that the audited financial statements of Continental and unaudited pro forma financial information showing the effect of the acquisition would be filed within 60 days of the filing of the Form 8-K. This Form 8-K/A is filed for the purpose of filing such financial statements.

             (a)   Financial Statements of the Business Acquired
                   ---------------------------------------------

                  Audited financial statements of Continental for the years ended December 31, 1998, 1997 and 1996.

             (b)  Pro Forma Financial Information
                  -------------------------------

                  Unaudited pro forma combined balance sheet of Ceres as of December 31, 1998 and unaudited pro forma combined statement of operations for the year ended December 31, 1998 giving effect to the pro forma adjustments related to the acquisition of Continental.

             (c)  Exhibit
                  --------
                  23  Consent of Ernst & Young LLP

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   May 3, 1999                CERES GROUP, INC.

                                   By:       /s/   Charles E. Miller, Jr.
                                           ------------------------------------
                                           Chief Financial Officer

                                    EXHIBIT

             23  Consent of Ernst & Young LLP

                         Report of Independent Auditors


Board of Directors
Continental General Corporation

We have audited the accompanying consolidated balance sheets of Continental General Corporation and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Continental General Corporation and subsidiaries at December 31, 1998 and 1997, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.


                                             /s/ ERNST & YOUNG LLP



April 16, 1999



                                          Continental General Corporation and Subsidiaries

                                                     Consolidated Balance Sheets


                                                                                    DECEMBER 31
                                                                              1998               1997
                                                                       ---------------------------------------
ASSETS
Investments:
   Fixed maturities, available-for-sale,
     at fair value                                                       $    425,117,535   $    390,958,799
   Mortgage loans                                                               4,725,828          4,868,590
   Surplus notes                                                                4,986,199          4,983,741
   Policy loans                                                                 3,732,503          3,433,296
                                                                       ---------------------------------------
Total investments                                                             438,562,065        404,244,426

Cash and cash equivalents                                                       3,971,549          3,986,172
Cash and cash equivalents--restricted                                             400,000            400,000
Accrued investment income                                                       6,772,813          6,587,691
Premiums receivable                                                             2,717,469          2,180,796
Deferred acquisition costs                                                     39,265,710         41,204,312
Value of business acquired                                                     10,816,747         12,748,673
Reinsurance receivable                                                            290,105            240,826
Property and equipment, net                                                     3,800,734          3,864,027
Other assets                                                                    1,294,197          1,394,442





                                                                       ---------------------------------------

TOTAL ASSETS                                                             $    507,891,389   $    476,851,365
                                                                       =======================================




                                                                              1998               1997
                                                                       ---------------------------------------

LIABILITIES AND SHAREHOLDER'S EQUITY
Policy liabilities and accruals:
   Future policy benefits, losses and claims                             $    343,203,940   $    313,017,935
   Unearned premiums                                                           27,105,725         24,229,538
   Other policy claims and benefits payable                                    33,182,811         27,262,234
                                                                       ---------------------------------------
                                                                              403,492,476        364,509,707

Notes payable to Western and Southern Life
   Insurance Company                                                           11,819,602         11,819,602
Deferred federal income taxes                                                   7,315,246         11,402,373
Drafts outstanding                                                              5,413,878          3,826,921
Federal income taxes payable                                                      161,864            882,254
Accrued commissions, expenses and taxes                                         4,484,248          3,994,198
Other liabilities                                                               7,592,861          5,308,914
                                                                       ---------------------------------------
Total liabilities                                                             440,280,175        401,743,969
                                                                       ---------------------------------------

Shareholder's equity:
   Common shares, $.01 par value,
     6,500,000 shares authorized;
     4,301,176 shares issued and outstanding                                       43,012             43,012
   Additional paid-in capital                                                   6,396,653          6,396,653
   Retained earnings                                                           52,435,093         61,028,679
   Accumulated other comprehensive income                                       8,736,456          7,639,052
                                                                       ---------------------------------------
Total shareholder's equity                                                     67,611,214         75,107,396
                                                                       ---------------------------------------

TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY                               $    507,891,389   $    476,851,365
                                                                       =======================================


See accompanying notes to consolidated financial statements.



                                          Continental General Corporation and Subsidiaries

                                                Consolidated Statements of Operations


                                                                    YEAR ENDED DECEMBER 31
                                                           1998              1997             1996
                                                     ------------------------------------------------------

REVENUES
Premiums:
   Direct                                              $  193,709,704    $  165,321,968   $  127,804,257
   Assumed                                                    623,444           640,533          704,030
   Ceded                                                   (3,608,505)       (3,782,262)      (3,469,928)
                                                     ------------------------------------------------------
                                                          190,724,643       162,180,239      125,038,359

Net investment income                                      29,408,351        26,931,334       23,483,849
Net realized gains                                            730,240           432,512        3,044,231
Other income                                                1,948,045         2,036,309        2,261,863
                                                     ------------------------------------------------------
Total revenues                                            222,811,279       191,580,394      153,828,302

BENEFITS, LOSSES AND EXPENSES
Benefits, claims, losses and settlement expenses          164,140,622       135,368,328       98,429,204
Underwriting, acquisition and operating expenses           52,722,205        48,715,713       39,024,432
Amortization of deferred acquisition costs                 17,171,385        12,360,165        9,462,031
Interest expense                                              709,200           845,600          545,600
                                                     ------------------------------------------------------
                                                          234,743,412       197,289,806      147,461,267
                                                     ------------------------------------------------------

(Loss) income before federal income taxes                 (11,932,133)       (5,709,412)       6,367,035
Federal income tax (benefit) expense                       (4,123,689)       (1,965,082)       2,265,725
                                                     ------------------------------------------------------

NET (LOSS) INCOME                                      $   (7,808,444)   $   (3,744,330)  $    4,101,310
                                                     ======================================================

Basic and diluted (loss) earnings per common share     $        (1.82)   $         (.87)  $          .95
Basic and diluted weighted-average common shares
   outstanding                                              4,301,176         4,301,176        4,301,176


See accompanying notes to consolidated financial statements.



                                          Continental General Corporation and Subsidiaries

                                     Consolidated Statements of Changes in Shareholder's Equity



                                                                                       Accumulated
                                                        Additional                        Other             Total
                                          Common         Paid in        Retained      Comprehensive     Shareholder's
                                           Stock         Capital        Earnings      Income (Loss)        Equity
                                      ----------------------------------------------------------------------------------

Balance, January 1, 1996                 $   43,012     $  6,396,653  $   62,765,411  $  10,701,473     $  79,906,549
Cash dividends paid                                                       (1,046,856)                      (1,046,856)
Comprehensive loss:
   Net income                                                              4,101,310                        4,101,310
   Other comprehensive income, net:
     Unrealized holding loss on
       securities                                                                        (6,669,459)       (6,669,459)
     Reclassification adjustment for
       gains included in operations                                                      (1,978,750)       (1,978,750)
                                                                                                           -----------
     Other comprehensive loss                                                                              (8,648,209)
                                                                                                           -----------
Comprehensive loss                                                                                         (4,546,899)
                                      ----------------------------------------------------------------------------------
Balance, December 31, 1996                   43,012        6,396,653      65,819,865      2,053,264        74,312,794
Cash dividends paid                                                       (1,046,856)                      (1,046,856)
Comprehensive income:
   Net loss                                                               (3,744,330)                      (3,744,330)
   Other comprehensive income, net:
     Unrealized gain on securities                                                        5,866,921         5,866,921
     Reclassification adjustment for
       gains included in operations                                                        (281,133)         (281,133)
                                                                                                           -----------
     Other comprehensive income                                                                             5,585,788
                                                                                                           -----------
Comprehensive income                                                                                        1,841,458
                                      ----------------------------------------------------------------------------------
Balance, December 31, 1997                   43,012        6,396,653      61,028,679      7,639,052        75,107,396
Cash dividends paid                                                         (785,142)                        (785,142)
Comprehensive loss:
   Net loss                                                               (7,808,444)                      (7,808,444)
   Other comprehensive income, net:
     Unrealized gain on securities                                                        1,572,060         1,572,060
     Reclassification adjustment for
       gains included in operations                                                        (474,656)         (474,656)
                                                                                                           -----------
     Other comprehensive income                                                                              1,097,404
                                                                                                           -----------
Comprehensive loss                                                                                          (6,711,040)
                                      ----------------------------------------------------------------------------------

BALANCE, DECEMBER 31, 1998               $   43,012     $  6,396,653  $   52,435,093  $   8,736,456     $  67,611,214
                                      ==================================================================================

See accompanying notes to consolidated financial statements.

                Continental General Corporation and Subsidiaries
                      Consolidated Statement of Cash Flows


                                                                                                    YEAR ENDED DECEMBER 31
                                                                                                1998          1997          1996
                                                                                          ------------------------------------------

OPERATING ACTIVITIES
Net (loss) income                                                                            (7,808,444)   (3,744,330)    4,101,310
Adjustments to reconcile net (loss) income to cash
provided by operating activities:
 Depreciation and amortization                                                                 (446,704)     (140,463)       (3,579)
 Deferral of acquisition costs                                                              (18,832,783)  (20,872,708)  (14,387,284)
 Amortization of deferred acquisition costs and value of business acquired                   19,103,311    14,091,976     9,462,031
 Deferred federal income taxes                                                               (4,678,038)   (3,163,979)   (2,639,666)
 Changes in assets and liabilities:
   Cash and cash equivalents-restricted                                                               -             -       (50,000)
   Federal income tax payable                                                                  (720,390)   (3,718,878)   (1,477,824)
   Premiums receivable                                                                         (536,673)      (83,545)     (176,572)
   Reinsurance receivable                                                                       (49,279)       54,308        71,819
   Accrued investment income                                                                   (185,122)   (1,096,677)   (1,156,995)
   Other assets                                                                                 100,244        18,220     1,008,106
   Insurance liabilities                                                                     36,733,927    36,196,776    21,677,938
   Outstanding drafts                                                                         1,586,957       574,348       484,059
   Accrued commissions, expenses and taxes                                                                    275,656       333,431
   Other liabilities                                                                          2,773,997        17,274     8,980,734
                                                                                          ------------------------------------------
Net cash provided by operating activities                                                    27,041,003    18,407,978    26,227,508

INVESTING ACTIVITIES
Purchases of fixed maturities available-for-sale                                            (66,721,166)  (62,371,612)  (68,835,395)
Net change in policy loans                                                                     (299,207)     (137,864)     (478,724)
Proceeds from sales of fixed maturities available-for-sale                                   38,294,991    20,504,486    16,130,167
Proceeds from sale of surplus note                                                                                        1,061,006
Purchases of mortgage loans                                                                           -    (3,754,219)            -
Proceeds from paydowns on mortgage loans                                                        142,762        55,058     1,182,878
Net disposals of furniture, fixtures and electronic data processing equipment                    63,293       189,353        34,529

                                                                                          ------------------------------------------
Net cash used in investing activities                                                       (28,519,327)  (45,514,798)  (50,905,539)

FINANCING ACTIVITIES
Increase in notes payable to Western and Southern Life Insurance Company                              -     5,000,000             -
Dividends paid                                                                                 (785,142)   (1,046,856)   (1,046,856)
Policyholder account deposits                                                                26,692,485    39,656,599    37,948,796
Policyholder account withdrawals                                                            (24,443,643)  (16,856,521)  (13,207,054)
                                                                                          ------------------------------------------
Net cash provided by financing activities                                                     1,463,700    26,753,222    23,694,886
Net decrease in cash and cash equivalents                                                       (14,624)     (353,598)     (983,145)
Cash and cash equivalents at beginning of year                                                4,386,172     4,739,770     5,722,915
                                                                                          ------------------------------------------
Cash and cash equivalents at end of year                                                      4,371,548     4,386,172     4,739,770



See accompanying notes to consolidated financial statements.

                Continental General Corporation and Subsidiaries

                   Notes to Consolidated Financial Statements

                        December 31, 1998, 1997 and 1996



A.     SUMMARY OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

SUMMARY OF BUSINESS

Continental General Corporation, a wholly-owned subsidiary of The Western and Southern Life Insurance Company ("Western and Southern"), operates primarily through its wholly-owned subsidiary, Continental General Insurance Company ("CGIC"). CGIC is a stock life insurance company domiciled in Nebraska. CGIC offers Medicare supplement and individual major medical products, distributed through independent agents. CGIC also offers long-term care, ordinary life, universal life, and annuity products. CGIC is licensed in 49 states and the District of Columbia. Approximately 59% of premium volume is generated from seven states: Florida, Georgia, Minnesota, Nebraska, Illinois, Texas and Wisconsin.

SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements include the accounts of Continental General Corporation and its wholly-owned subsidiaries (collectively, the "Company"). All intercompany transactions have been eliminated in consolidation.

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP"), which differ from accounting practices prescribed or permitted by the Nebraska Department of Insurance (see Note H) A summary of significant accounting policies is as follows:

INVESTMENTS

Available-for-sale bonds, equity securities, and non-redeemable preferred stocks are reported at fair value. Changes in fair values of available-for-sale securities, after adjustment of deferred acquisition costs ("DAC"), if any, and deferred income taxes, are reported as unrealized appreciation or depreciation directly in shareholder's equity under accumulated other comprehensive income and, accordingly, have no effect on operations. DAC offsets to the unrealized appreciation or depreciation represent valuation adjustments or reinstatements of DAC that would have been required as a charge or credit to operations had such unrealized amounts been realized.


Premiums and discounts arising from the purchase of mortgage-backed securities are amortized using the interest method over the estimated remaining term of the securities, adjusted for anticipated prepayments.

                Continental General Corporation and Subsidiaries

A.     SUMMARY OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES--CONTINUED

Realized gains and losses on the sale of investments are determined using the specific-identification method.

The estimated fair value of investments is based upon quoted market prices, where available, or on values obtained from independent pricing services.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash and all highly liquid securities with maturities of 90 days or less when purchased. Cash and cash equivalents-restricted includes amounts held on deposit with various state insurance departments to satisfy regulatory requirements.

DEFERRED ACQUISITION COSTS

The costs (principally commissions) of acquiring traditional life, interest-sensitive products and accident and health contracts, certain expenses of the policy issue and underwriting department, and certain agency expenses, all of which vary with and are primarily related to the production of new business, have been deferred. Deferred acquisition costs of traditional life and accident and health contracts are amortized over the premium payment period of the related policies using the same assumptions as were used for computing liabilities for future policy benefits, together with appropriate expense assumptions. For interest-sensitive life products, deferred acquisition costs are amortized over the lives of the policies in relation to the present value of estimated gross profits from surrender charges and investment, mortality and expense margins. Policy acquisition costs deferred were $18,832,783 in 1998, $20,872,708 in 1997 and $14,387,284 in 1996. Of the policy acquisition costs deferred, commissions represented 58.4% in 1998, 60.3% in 1997 and 62.3% in 1996.

                Continental General Corporation and Subsidiaries

A.     SUMMARY OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES--CONTINUED

VALUE OF BUSINESS ACQUIRED

A portion of the purchase price paid for the Company by Western and Southern in 1990 was allocated to the value of business acquired based on the actuarially-determined present value of the expected pre-tax future profits from the business assuming a discount rate of 13.75%. Interest is accrued on the balance annually at a rate consistent with the rate credited on the acquired policies on the acquisition date. Recoverability of the value of business acquired is evaluated periodically by comparing the current estimate of the present value of expected pretax future profits to the unamortized asset balance. If such current estimate is less than the existing asset balance, the difference would be charged to expense. Value of business acquired is being amortized over the estimated remaining life of the related insurance inforce using assumptions consistent with those used in computing reserves. Interest is credited to the unamortized balance based on interest rates ranging from 4.75% to 8.75%.

PROPERTY AND EQUIPMENT

Property and equipment are carried at cost less allowances for depreciation and amortization. The home office building is depreciated on the straight-line method over 30 years. Depreciation for other property and equipment is computed on the straight-line basis over the estimated useful lives of the equipment, principally five to seven years.

FUTURE POLICY BENEFIT RESERVES

Liabilities for future policy benefits on ordinary life insurance have generally been provided on a net level premium method based upon estimates of future investment yield, mortality, and withdrawals using the Company's experience and actuarial judgment with an allowance for possible unfavorable deviation from the expected experience. Future policy benefits for annuity policies in the accumulation phase have been calculated based on the participants' aggregate account values. The liability for future policy benefit reserves for annuities has been computed using the following assumptions: (i) the guaranteed interest rate on policies currently being issued is 3.25%, and (ii) estimates of future mortality and withdrawals are based on experience and established industry tables. Liabilities for a future policy reserves for accident and health policies are computed based on estimates of future morbidity and withdrawals based on experience and established industry tables. Where no established industry tables are available, estimates of morbidity are based on a combination of pricing assumptions and emerging Company experience.

                Continental General Corporation and Subsidiaries

A.     SUMMARY OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES--CONTINUED

LIFE AND ACCIDENT AND HEALTH CLAIM RESERVES

Liabilities for unpaid life and accident and health claims, which include a provision for estimated costs to investigate and settle claims, are estimated based upon past experience for pending, incurred but not reported, and reopened claims. Estimates for accident and health claims incurred but not paid are computed using actuarially-determined factors based on a combination of claim completion and claim cost methods, utilizing durational experience, seasonal cycle, changes in health care practice, changes in inflation rates, and the claims backlog. Although considerable variability is inherent in such estimates, management believes that the liabilities for unpaid life and accident and health claims are adequate. The estimates are continually reviewed and adjusted as necessary as experience develops or new information becomes known. Such adjustments are included in current operations.

PREMIUM REVENUE

Ordinary life premiums are recognized as revenue when they become due. Accident and health premiums are recognized as revenue over the terms of the policies. Amounts received from contracts which do not subject the Company to risks arising from policyholder mortality or morbidity, principally universal life and annuity products, are not reflected in premium revenue; rather, such amounts are accounted for as deposits and are included in future policy benefits, losses and claims.

FEDERAL INCOME TAXES

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                Continental General Corporation and Subsidiaries

A.     SUMMARY OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES--CONTINUED

EARNINGS PER SHARE

Basic earnings per share are computed by dividing the income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if common stock equivalents were exercised and shared in the earnings of the Company. During the three year period ended December 31, 1998, the Company had no common stock equivalents which would be dilutive.

COMPREHENSIVE INCOME

In accordance with FASB Statement No. 130, Reporting Comprehensive Income the Company reports unrealized gains or losses on the Company's available-for-sale securities net of taxes and DAC adjustments in other comprehensive income.

OPERATING SEGMENTS

In June 1997, the FASB issued Statement No. 131, Disclosures About Segments of an Enterprise and Related Information ("FAS 131"). FAS 131 requires that a public business enterprise report a measure of segment profit or loss, certain specific revenue and expense items, and segment assets. It requires reconciliations of total segment revenues, total segment profit or loss, total segment assets, and other amounts disclosed for segments to corresponding amounts in the enterprise's general-purpose financial statements. FAS 131 also requires that a public business enterprise report descriptive information about the way that the operating segments were determined, the products and services provided by the operating segments, differences between the measurements used in reporting segment information and those used in the enterprise's general-purpose financial statements, and changes in the measurement of segment amounts from period to period. See Note M for additional information on the Company's segments.

USE OF ESTIMATES

The consolidated financial statements reflect estimates and judgments made by management that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and revenues and expenses for the reporting period. Actual results could differ significantly from those estimates.

                Continental General Corporation and Subsidiaries

B.     INVESTMENTS

The amortized cost and estimated fair value of securities available-for-sale as of each December 31, are as follows:

                                      Amortized            Gross Unrealized            Estimated
                                                    ---------------------------------
                                         Cost            Gains          Losses         Fair Value
                                   -------------------------------------------------------------------
1998:
   U.S. Treasury securities           $   1,637,408     $    193,061    $        301    $  1,830,168
   Obligations of states,
     municipalities and political
     subdivisions                         4,558,609          282,521                       4,841,130
   Corporate bonds                      298,727,804       21,019,913       2,153,344     317,594,373
   Foreign bonds                          3,748,928          410,112                       4,159,040
   Mortgage-backed securities            93,340,084        3,370,840          18,100      96,692,824
                                   -------------------------------------------------------------------

TOTAL AVAILABLE-FOR-SALE              $ 402,012,833    $  25,276,447   $   2,171,745    $425,117,535
                                   ===================================================================

1997:
   U.S. Treasury securities           $   1,622,984    $     163,059   $       2,729   $   1,783,314
   Obligations of states,
     municipalities and political         4,573,269          188,771                       4,762,040
     subdivisions
   Corporate bonds                      261,870,236       14,379,573         933,921     275,315,888
   Foreign bonds                          3,722,683          209,797                       3,932,480
   Mortgage-backed securities           101,353,239        4,009,718         197,880     105,165,077
                                   -------------------------------------------------------------------

TOTAL AVAILABLE-FOR-SALE              $ 373,142,411    $  18,950,918   $   1,134,530   $ 390,958,799
                                   ===================================================================

The amortized cost and estimated fair value of fixed maturities at December 31, 1998, by contractual maturity, are as follows:

                                                                   Amortized        Estimated
                                                                     Cost           Fair Value
                                                               ------------------------------------

Due in one year or less                                          $      847,165    $      873,307
Due after one year through five years                                35,861,630        38,024,889
Due after five years through ten years                              189,203,260       199,643,244
Due after ten years                                                  82,760,694        89,883,271
Mortgage-backed securities                                           93,340,084        96,692,824
                                                               ------------------------------------

TOTAL AVAILABLE-FOR-SALE                                         $  402,012,833    $  425,117,535
                                                               ====================================

Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without penalties.

                Continental General Corporation and Subsidiaries

B.     INVESTMENTS--CONTINUED

Proceeds, gross realized gains, and gross realized losses from the sale of fixed maturities available-for-sale, excluding calls, maturities, and pay downs, are summarized as follows:

                                                              YEAR ENDED DECEMBER 31
                                                     1998              1997             1996
                                               ------------------------------------------------------

Proceeds                                         $    7,555,740    $   11,938,814   $    6,461,944
Gross realized gains                                    458,610           300,546           70,862
Gross realized losses                                                                      145,879

The following is a summary of net investment income by category of investments:

                                                              YEAR ENDED DECEMBER 31
                                                     1998              1997             1996
                                               ------------------------------------------------------

Fixed maturities                                 $   28,675,032    $   26,316,987   $   23,000,024
Mortgage loans                                          418,992           216,173          184,398
Policy loans                                            258,091           237,798          223,007
Cash equivalents                                         56,236           160,376           76,420
                                               ------------------------------------------------------

TOTAL NET INVESTMENT INCOME                      $   29,408,351    $   26,931,334   $   23,483,849
                                               ======================================================

At December 31, 1998, the Company had certificates of deposit and fixed maturity securities with a carrying value of $3,536,000 on deposit with various state insurance departments to satisfy regulatory requirements.

At December 31, 1998, the Company held no unrated or less-than-investment grade bonds. Management performs periodic evaluations of the relative credit standings of the issuers of bonds held in the Company's portfolio. These evaluations are considered by management in its overall investment strategy.

                Continental General Corporation and Subsidiaries

C.     PROPERTY AND EQUIPMENT

Significant components of property and equipment are stated at cost, and are summarized as follows:

                                                                 DECEMBER 31
                                                            1998             1997
                                                      ------------------------------------

Home office building                                    $    2,930,739   $    2,930,739
Land                                                           489,483          489,483
Furniture, fixtures and data processing equipment            2,414,576        2,232,223
                                                      ------------------------------------
                                                             5,834,798        5,652,445
Less accumulated depreciation                                2,034,064        1,788,418
                                                      ------------------------------------

TOTAL                                                   $    3,800,734   $    3,864,027
                                                      ====================================

Depreciation expense for the years ended December 31, 1998, 1997 and 1996 was $245,646, $352,673, and $224,950, respectively.

D.     VALUE OF BUSINESS ACQUIRED

The changes in the unamortized value of business acquired are summarized as follows:

                                                      YEARS ENDED DECEMBER 31
                                                       1998             1997
                                                 ------------------------------------

Balance at beginning of year                        $  12,748,673    $  14,480,484
Interest on unamortized balance                           829,841          983,435
Amortization                                           (2,761,767)      (2,715,246)
                                                 ------------------------------------

BALANCE AT END OF YEAR                              $  10,816,747    $  12,748,673
                                                 ====================================

The estimated percentage of the December 31, 1998 balance to be amortized over the next five years is as follows:

                               1999          2000          2001          2002          2003
                           -----------------------------------------------------------------------

Percent amortization           13.2%         11.7%         10.5%         9.3%          8.8%

                Continental General Corporation and Subsidiaries

E.     REINSURANCE ARRANGEMENTS

In the ordinary course of business, CGIC maintains reinsurance arrangements with other insurers. These arrangements are designed to limit the maximum amount of exposure that CGIC retains on any given policy. For ordinary claims, CGIC's maximum retention is $125,000, for group life claims, the maximum retention is $100,000, and for accident and health claims, maximum retention on individual claims is $150,000.

The following table summarizes the net impact of reinsurance arrangements on benefits, claims, losses and settlement expenses and commissions:

                                                           YEAR ENDED DECEMBER 31
                                                  1998              1997              1996
                                            ------------------------------------------------------
Benefits, claims, losses and settlement
   expenses                                    $  165,802,631    $  137,248,068     $ 100,374,649
Reinsurance recoverable                             1,662,009         1,879,740         1,945,445
                                            ------------------------------------------------------

                                               $  164,140,622    $  135,368,328     $  98,429,204
                                            ======================================================

Commissions:
   Direct                                      $   42,731,780    $   41,980,653     $  32,473,382
   Reinsurance allowance                              751,676           820,074           800,771
                                            ------------------------------------------------------

                                               $   41,980,104    $   41,160,579     $  31,672,611
                                            ======================================================

CGIC remains obligated for amounts ceded in the event that the reinsurers do not meet their obligations.

                Continental General Corporation and Subsidiaries

F.     OTHER POLICY CLAIMS AND BENEFITS PAYABLE

The following table reflects the activity in the liability for other policy claims and benefits payable, net of reinsurance recoverables, as follows:

                                                           YEAR ENDED DECEMBER 31
                                                  1998              1997              1996
                                            ------------------------------------------------------

Balance at beginning of year                   $   27,262,234    $   22,737,678     $  22,479,117
Incurred claims, net of reinsurance,
   related to:
     Current year                                 128,911,836       109,606,184        84,962,142
     Prior years                                    3,034,527        (1,610,256)       (5,827,536)
                                            ------------------------------------------------------
Total incurred                                    131,946,363       107,995,928        79,134,606

Paid claims, net of reinsurance, related to:
     Current year                                  99,223,522        83,036,934        63,753,221
     Prior years                                   26,802,264        20,434,438        15,122,824
                                            ------------------------------------------------------
Total paid                                        126,025,786       103,471,372        78,876,045
                                            ------------------------------------------------------

BALANCE AT END OF YEAR                         $   33,182,811    $   27,262,234     $  22,737,678
                                            ======================================================

The foregoing table indicates that a $3,034,527 deficiency in the December 31, 1997 reserves emerged during 1998, a $1,610,256 redundancy in the December 31, 1996 reserves emerged during 1997, and that a $5,827,536 redundancy in the December 31, 1995 reserves emerged during 1996. The deficiency that emerged during 1998 resulted from greater utilization and claim severity than initially anticipated. Redundancies that emerged during 1997 and 1996 resulted from lower utilization and claim severity than initially anticipated.

G.     RELATED PARTY TRANSACTIONS

At December 31, 1998 and 1997, the Company owed its parent, Western and Southern, $11,819,602 pursuant to outstanding promissory notes. These notes are unsecured, and bear interest at 8%. The notes are due on June 1, 1999, and interest on the notes is due quarterly. In February 1999, the parent converted the notes into additional contributed capital to the Company, and forgave all interest due subsequent to September 30, 1998 (see Note N). Interest paid on the notes during 1998, 1997, and 1996 did not differ materially from interest expense.

The Company's parent provides certain administrative services to the Company, including executive management and investment management services. Charges allocated to the Company for such services were $587,618, $562,410 and $496,042 for 1998, 1997, and 1996, respectively.

                Continental General Corporation and Subsidiaries

H.     STATUTORY FINANCIAL INFORMATION

The Company's insurance subsidiary, CGIC is required to file Annual Statements with state insurance regulatory authorities to whose jurisdiction CGIC is subject. These Annual Statements are prepared on an accounting basis prescribed or permitted by the Nebraska Department of Insurance ("statutory-basis"), which differs from GAAP. Prescribed accounting practices include a variety of publications of the National Association of Insurance Commissioners ("NAIC"), as well as state laws, regulations and general and administrative rules. Permitted statutory accounting practices encompass all accounting practices not prescribed.

The statutory-basis capital and surplus of CGIC at December 31, 1998 and 1997, as reported in the Annual Statements filed with regulatory authorities, was $37,021,018 and $41,669,677, respectively, and the statutory-basis net (loss) income for 1998, 1997, and 1996 was $(3,403,382), $(7,688,033), and $3,127,940,
respectively.

At December 31, 1998, total statutory capital and surplus of CGIC is approximately $36,821,000 in excess of minimum regulatory requirements.

CGIC is subject to certain Risk-Based Capital ("RBC") requirements as specified by the NAIC. The RBC model serves as a benchmark for the regulation of life and accident and health insurance companies by state insurance regulators. At December 31, 1998, CGIC exceeded the minimum RBC requirements.

The amount of dividends which CGIC can pay is subject to certain regulatory restrictions. At December 31, 1998, CGIC can pay approximately $3,702,000 in dividends without the prior authorization of the Nebraska Insurance Commissioner.

I.     FEDERAL INCOME TAXES

The Company files a consolidated federal income tax return with its parent, Western & Southern.

Federal income tax expense (benefit) is composed of the following:

                                           YEAR ENDED DECEMBER 31
                                 1998                1997               1996
                          -----------------------------------------------------------

Current                     $        554,349    $      1,198,897   $      4,905,391
Deferred                          (4,678,038)         (3,163,979)        (2,639,666)
                          -----------------------------------------------------------

                           $      (4,123,689)   $     (1,965,082)  $      2,265,725
                          ===========================================================

Income tax expense attributable to income from operations differs from the amounts computed by applying the U.S. federal income tax rate of 35%. Those effects are summarized as follows:

                                                                 YEAR ENDED DECEMBER 31
                                                       1998               1997                1996
                                                -----------------------------------------------------------

Expected tax expense (benefit) at 35%              $   (4,176,247)    $  (1,988,294)      $   2,228,462
Non deductible dues                                         3,328
Disallowed meals and entertainment                          9,550             3,335               3,591
Other                                                      39,680            19,877              33,672
                                                -----------------------------------------------------------

                                                   $   (4,123,689)    $  (1,965,082)      $   2,265,725
                                                ===========================================================

                Continental General Corporation and Subsidiaries

I.     FEDERAL INCOME TAXES--CONTINUED

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:

                                                                        DECEMBER 31
                                                                   1998              1997
                                                             ------------------------------------

Deferred tax assets:
   Reserves for future policy benefits                          $     8,094,000   $       3,219,000
   Supplemental contracts                                             2,468,000           2,434,000
   Other                                                                                  4,924,627
                                                             --------------------------------------
                                                                     10,562,000          10,577,627
Deferred tax liabilities:
   Deferred acquisition costs                                         3,719,000           6,225,000
   Bond discount accretion                                            1,756,000           1,368,000
   Net unrealized appreciation on investment securities               8,087,000           9,925,000
   Value of business acquired                                         3,787,000           4,462,000
   Other                                                                528,246
                                                             --------------------------------------
                                                                     17,877,246          21,980,000
                                                             --------------------------------------

 NET DEFERRED TAX LIABILITIES                                   $     7,315,246   $      11,402,373
                                                             ======================================

Federal income taxes paid during 1998, 1997, and 1996 was $706,727, $4,840,447, and $0, respectively.

J.     COMMITMENTS AND CONTINGENCIES

The Company is involved in litigation and may become involved in potential litigation arising in the ordinary course of business. In the opinion of management, the effects, if any, of such litigation are not expected to be material to the Company's consolidated financial condition or results of operations.

K.     EMPLOYEE BENEFIT PLAN

The Company sponsors a defined contribution retirement savings plan (the "401(k) Plan") for all eligible employees. Employees over age 21 become eligible to participate in the 401(k) Plan after 12 months of service. Participants may contribute up to 10% of their pretax annual compensation, up to a maximum established by federal law. The 401(k) Plan provides for Company contributions equal to 2% of each participants pretax compensation, and a matching contribution of 50%, not to exceed 1% of the participant's pretax compensation. In addition, the Board of Directors may annually approve a discretionary contribution. The Company's total contributions to the 401(k) Plan in 1998, 1997, and 1996 were $410,988, $403,478, and $380,936, respectively.

                Continental General Corporation and Subsidiaries

L.     DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value of financial instruments are based upon quoted market prices, where available, or on values obtained from independent pricing services. In cases where quoted market prices are not available, fair value is based on estimates using present value or other valuation techniques. These techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Although fair value estimates are calculated using assumptions that management believes are appropriate, changes in assumptions could cause these estimates to vary materially. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in the immediate settlement of the instruments.


The tax ramifications of the related unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

The following methods and assumptions were used by the Company in estimating its fair value disclosures:

     FIXED MATURITY SECURITIES--Fair value for fixed maturity securities is based on quoted market prices, where available. For fixed maturity securities not actively traded, fair value is estimated using values obtained from independent pricing services.

     MORTGAGE LOANS, SURPLUS NOTES, POLICY LOANS--The carrying amounts reported in the consolidated balance sheets for these instruments approximate their fair value.

     CASH AND CASH EQUIVALENTS AND PREMIUMS RECEIVABLE--The carrying amounts reported in the consolidated balance sheets for these instruments approximate their fair values.

     ANNUITY AND UNIVERSAL LIFE RESERVES--Fair values for annuity and universal life reserves included in the liability for future policy benefit, losses and claims are the amounts payable on demand.

     OTHER POLICYHOLDERS' CLAIMS AND NOTES PAYABLE--The carrying amount reported in the consolidated balance sheets for these instruments approximates their fair value.

                Continental General Corporation and Subsidiaries

L.     DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS--CONTINUED

Carrying amounts and estimated fair values of financial instruments at each December 31 are summarized as follows:

                                      1998                          1997
                           ----------------------------- -----------------------------
                             CARRYING      ESTIMATED       CARRYING      ESTIMATED
                              AMOUNT      FAIR VALUE        AMOUNT      FAIR VALUE
                           -----------------------------------------------------------
ASSETS
Fixed maturities
  available-for-sale         $425,117,535  $425,117,535   $390,958,799  $390,958,799
Mortgage loans                  4,725,828     4,725,828      4,868,590     4,868,590
Surplus notes                   4,986,199     4,986,199      4,983,741     4,983,741
Policy loans                    3,732,503     3,732,503      3,433,296     3,433,296
Cash and cash equivalents       4,371,549     4,371,549      4,386,172     4,386,172
Premiums receivable             2,717,469     2,717,469      2,180,796     2,180,796

LIABILITIES
Annuity reserves              207,536,307   197,568,617    198,088,566   187,341,921
Universal life reserves        58,282,069    51,350,194     54,627,865    48,026,007
Other policyholders'
  claims                       30,182,811    30,182,811     27,262,234    27,262,234
Notes payable                  11,819,602    11,819,602     11,819,602    11,819,602

M.     FINANCIAL INFORMATION ABOUT INDUSTRY SEGMENTS


The Company has identified three distinct operating segments based upon product types, as follows: accident and health, life and annuity, and other. Management has defined operating segments based on product types due to the significant differences in the sales and administration of different product types, including the underwriting and claims adjudication processes.

Products included in the accident and health segment include Medicare supplement, individual major medical, long-term care, disability, and dental products. Products included in the life and annuity segment include universal life, ordinary life, and annuity products.

The Company's other segment consists principally of its Continental Print & Photo Company subsidiary, which provides printing services to the Company and others.

                Continental General Corporation and Subsidiaries

M.     FINANCIAL INFORMATION ABOUT INDUSTRY SEGMENTS--CONTINUED

Revenues from the accident and health and life and annuity segments are primarily generated from premiums charged to external policyholders, and interest earned on cash and investments. Revenues from the other segment are primarily printing fees charged to external customers.

Financial information by segment is summarized as follows:

                                                                  YEAR ENDED DECEMBER 31
                                                        1998               1997               1996
                                                 -----------------------------------------------------------
Accident and Health:
  Revenues:
     Net premiums                                   $  179,726,212     $ 150,378,174      $  115,775,271
     Investment income                                   6,953,797         5,546,748           5,080,780
     Other income                                          259,689           233,616             278,682
                                                 -----------------------------------------------------------
                                                       186,939,698       156,158,538         121,134,733
  Expenses:
     Benefits and claims                               142,097,952       112,410,445          78,660,085
     Other operating expenses                           61,486,764        55,257,521          45,261,923
     Federal income tax benefit                         (5,825,756)       (4,028,300)           (975,546)
                                                 -----------------------------------------------------------
                                                       197,758,960       163,639,666         122,946,462
                                                 -----------------------------------------------------------

SEGMENT LOSS                                        $  (10,819,262)    $  (7,481,128)     $   (1,811,729)
                                                 ===========================================================
Life and Annuity:
   Revenues:
     Net premiums                                   $   10,998,431     $  11,802,065      $    9,263,088
     Investment income                                  23,184,794        21,817,098          21,447,300
     Other income                                          500,948           588,380             913,062
                                                 -----------------------------------------------------------
                                                        34,684,173        34,207,543          31,623,450
   Expenses:
     Benefits and claims                                22,042,670        22,957,883          19,769,119
     Other operating expenses                            7,664,987         4,923,358           2,617,860
     Federal income tax expense                          1,741,781         2,214,206           3,232,764
                                                 -----------------------------------------------------------
                                                        31,449,438        30,095,447          25,619,743

SEGMENT PROFIT                                      $    3,234,735     $   4,112,096      $    6,003,707
                                                 ===========================================================
Other:
   Revenues                                         $    1,187,408     $   1,214,313      $    1,070,119
   Expenses                                              1,451,039         1,740,599           1,152,280
   Federal income tax (benefit) expense                    (39,714)         (150,988)              8,507
                                                 -----------------------------------------------------------

SEGMENT LOSS                                        $     (223,917)    $    (375,298)     $      (90,668)
                                                 ===========================================================

                Continental General Corporation and Subsidiaries

M.     FINANCIAL INFORMATION ABOUT INDUSTRY SEGMENTS--CONTINUED

Following is a reconciliation of segment (loss) profit to consolidated (loss) income:

                                                                    YEAR ENDED DECEMBER 31
                                                          1998               1997                1996
                                                   -----------------------------------------------------------

Segment (loss) profit:
   Accident and health                              $     (10,819,262)   $   (7,481,128)     $   (1,811,729)
   Life and annuity                                         3,234,735         4,112,096           6,003,707
   Other                                                     (223,917)         (375,298)            (90,668)
                                                   -----------------------------------------------------------

CONSOLIDATED (LOSS)  INCOME                         $      (7,808,444)   $   (3,744,330)     $    4,101,310
                                                   ===========================================================

The Company does not separately allocate investments or other identifiable assets by industry segment.

N.     SUBSEQUENT EVENTS


Effective February 17, 1999, CGIC entered into a reinsurance treaty with Reassurance Company of Hannover ("Hannover"), whereby CGIC ceded 50% of its life, accident and health, and annuity policies inforce at February 1, 1999 to Hannover, and retained the remaining risk. The treaty provides an initial ceding allowance of $13,000,000, which will be accounted for as a deferred reinsurance gain. In connection with this transaction, the Company transferred investment securities and accrued interest with a fair value of $187,399,112 as consideration for the liabilities assumed by Hannover.

On February 17, 1999, 100% of the outstanding common stock of the Company was acquired by Ceres Group, Inc. ("Ceres"), from Western & Southern. Ceres is a publicly traded holding company which operates primarily through its wholly-owned subsidiary, Central Reserve Life Insurance Company, a life and accident and health insurer domiciled in Ohio. Total consideration paid for the common stock was approximately $84,500,000. In connection with this transaction, the $11,819,602 notes payable to Western & Southern was converted into additional paid-in capital, and the Company paid an extraordinary dividend of $22,500,000.

                Continental General Corporation and Subsidiaries

O.        IMPACT OF YEAR 2000 (UNAUDITED)

The Company devoted significant resources throughout its business operations in 1998 to minimize the risk of potential disruption from the Year 2000 ("Y2K") issue. This issue is a result of computer programs having been written using two digits (rather than four) to define the applicable year. Any information technology ("IT") systems that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000, which could result in miscalculations and system failures. The issue also extends to many "non-IT" systems, such as operating and control systems that rely on embedded computer chips. In addition, like every other business enterprise, the Company is at risk from Y2K failures on the part of its major business counterparts, including suppliers, distributors, licensees and other manufacturers, as well as potential failures in public and private infrastructure services, including electricity, water, gas, transportation and communications.

Systems failures resulting from the Y2K issue could adversely affect operations and financial results in all of the Company's business segments. Failures may affect such routine but important operations as billing and collection, payroll operations and daily administration of policyholder claims. The Company also has business relationships with agents and health providers, such as hospitals and physicians across the nation. These agents and businesses are themselves reliant on IT and embedded computer chips to conduct their operations.

1. State of Readiness - In 1998, the Company designed their systems to be Y2K compliant. All operating systems and applications were Y2K compliant as of December 31, 1998. Other systems such as those controlling payroll, elevators, telephone system and other building systems are scheduled to be completed and Y2K compliant by July 1999.

         The Company prepared a list of all vendors and sent Y2K questionnaires to each in 1998. All vendors were Y2K compliant except for two. One was in progress and the other would not assure Y2K readiness. The Company is presently seeking new vendors who are Y2K compliant and does not see any problems concerning the one vendor.

2. Costs - Since the Company was designing its systems with Y2K planning and used primarily internal personnel, the historical costs for Y2K was approximately $1 million in 1998. The Company estimates another $400,000 in 1999 for IT systems in the first quarter and approximately $500,000 in the second quarter for the telephone system and other building systems.

3. Risks - Management of the Company believes it has an effective program in place to resolve the Year 2000 issue in a timely manner. As noted above, the Company has not yet completed all necessary phases of the Year 2000 program. In the event that the Company does not complete any additional phases and/or the present system were to fail, the Company would be unable to continue important operations as billing and collection, payroll operations and daily administration of policyholder claims. In addition, disruptions in the economy generally resulting from Year 2000 issues could also materially adversely affect the Company. The Company could be subject to litigation for computer systems product failure, for example, equipment shutdown or failure to properly date business records. The amount of potential liability and lost revenue cannot be reasonably estimated at this time.

4. Contingency Plans - As a precautionary measure, the Company has developed contingency plans for all systems by department and business function. These plans include information systems recovery, remote site processing and manual procedures to ensure that critical business functions continue without affecting customers and business partners. Outside vendors have indicated that they have or are in the process of developing contingency plans to support their customers.

At this time, the Company is aware of no Y2K compliance issues that will negatively impact the key business processes of the Company. All Y2K compliance plan activities are scheduled to be completed by July 1999.

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS.


The following unaudited pro forma combined statement of operations of Ceres Group, Inc. ("Ceres") for the year ended December 31, 1998 presents results for Ceres as if the acquisition of Continental General Corporation ("Continental") and the private placement offering, reinsurance transaction, and the bank financing consummated by Ceres in connection with the acquisition had occurred at January 1, 1998. The accompanying unaudited pro forma combined balance sheet as of December 31, 1998 gives effect to the acquisition, the private placement offering, reinsurance transaction, and the bank financing as if they had occurred as of December 31, 1998. The unaudited pro forma combined financial statements do not purport to represent Ceres' financial position or the operating results that would have been achieved had the acquisition been consummated as of the date indicated and should not be construed as projecting Ceres' future financial position or operating results. The unaudited proforma combined financial statements do not reflect any projected revenue increases or cost savings. The pro forma adjustments are based on available information and certain assumptions that Ceres currently believes are reasonable under the circumstances. The unaudited pro forma combined financial statements should be read in conjunction with the accompanying notes thereto, the historical consolidated financial statements of Continental as of and for the year ended December 31, 1998 and the historical consolidated financial statements of Ceres as of and for the year ended December 31, 1998. The pro forma adjustments are applied to the historical financial statements to account for, among other things, the acquisition using the purchase method of accounting. Under purchase accounting, the total purchase cost for the acquisition has been allocated to the assets and liabilities of Continental based on their fair values. Allocations are subject to valuations as of the date of the acquisition based on appraisals and other studies which are not yet fully completed. Accordingly, the final allocations may be different from the amounts reflected herein. Although the final allocations may differ, the unaudited pro forma combined financial statements reflect management's best estimates based on currently available information as of the date of this filing. As part of the acquisition, Ceres and The Western and Southern Life Insurance Company ("Western & Southern"), as the sole shareholder of Continental, intend to jointly elect treating the purchase of Continental by Ceres as an asset acquisition for federal income tax purposes pursuant to Section 338(h)(10) of the Internal Revenue Code of 1986, as amended. This election allows Ceres to deduct the amortization of intangibles recorded in the acquisition.

                   Unaudited Pro Forma Combined Balance Sheet
                            As of December 31, 1998


                                                                            Historical
                                                            -------------------------------------
                                                                                Continental     Pro Forma      Note      Pro Forma
                                                            Ceres Group, Inc.  General Corp.   Adjustments   Reference    Combined
                                                            ------------------------------------------------------------------------
ASSETS
Investments:
      Fixed maturities, held to maturity, at amortized cost    $8,899,659                                                 $8,899,659
      Fixed maturities, available for sale, at fair value      80,832,097     $425,117,535    (184,476,518)   (1a)      321,473,114
      Mortgage loans                                                             4,725,828      (4,626,489)    (2)           99,339
      Surplus notes                                                              4,986,199                                4,986,199
      Policy loans                                                 94,432        3,732,503                                3,826,935
                                                            -----------------------------------------------           --------------
Total investments                                              89,826,188      438,562,065    (189,103,007)             339,285,246
Cash and cash equivalents                                      15,031,058        3,971,549       4,626,489     (2)        5,969,096
                                                                                                13,000,000    (1b)
                                                                                               (22,500,000)   (3c)
                                                                                                (8,160,000)   (3d)
Cash and cash equivalents--restricted                           4,345,322          400,000                                4,745,322
Accrued investment income                                       1,343,297        6,772,813      (2,922,594)   (1a)        5,193,516
Premiums receivable                                             2,203,690        2,717,469                                4,921,159
Note receivable                                                 7,367,556                                                 7,367,556
Reinsurance receivable                                         41,417,031          290,105                               41,707,136
Property and equipment, net                                    10,061,688        3,800,734       1,394,253     (4)       15,076,647
                                                                                                  (180,028)   (5a)
Deferred federal income taxes                                   1,409,479                        4,550,000    (1c)        5,959,479
Deferred acquisition costs                                      3,809,737       39,265,710     (39,265,710)   (6a)        3,809,737
Value of business acquired                                                      10,816,747     (10,816,747)   (6a)       15,829,000
                                                                                                15,829,000    (6b)
Goodwill                                                                                        18,309,601     (7)       18,309,601
Other assets                                                    3,418,089        1,294,197         (44,000)   (5b)        5,828,286
                                                                                                 1,160,000    (3a)
                                                            -----------------------------------------------           --------------
TOTAL ASSETS                                                  180,233,135      507,891,389    (214,122,743)             474,001,781
                                                            ===============================================           ==============

LIABILITIES AND SHAREHOLDERS' EQUITY
Policy liabilities and accruals:
      Future policy benefits, losses and claims                22,717,862      343,203,940    (170,736,967)   (1a)      197,884,835
                                                                                                 2,700,000     (8)
      Unearned premiums                                                         27,105,725     (13,836,204)   (1a)       13,269,521
      Other policy claims and benefits payable                 74,395,205       33,182,811     (17,458,681)   (1a)       90,119,335
                                                            -----------------------------------------------           --------------
      Total policy liabilities and accruals                    97,113,067      403,492,476    (199,331,852)             301,273,691
Deferred reinsurance gain                                      13,400,000                       13,000,000    (1b)       26,400,000
Other policyholders' funds                                      8,845,829                                                 8,845,829
Drafts outstanding                                                               5,413,878                                5,413,878
Federal income taxes payable                                    1,105,834          161,864       1,448,000     (9)        2,715,698
Deferred federal income taxes                                                    7,315,246      (7,315,246)   (10)                0
Mortgage and notes payable                                      8,283,884       11,819,602     (11,819,602)   (11)        8,283,884
Reinsurance payable                                             2,993,400                                                 2,993,400
Accrued commissions, expenses and taxes                         2,978,140        4,484,248                                7,462,388
Notes payable                                                                                   40,000,000    (3a)       40,000,000
Other liabilities                                               9,677,267        7,592,861       1,788,570    (12)       19,777,299
                                                                                                     9,500    (5c)
                                                                                                   709,101    (13)

                                                            ===============================================           ==============
Total liabilities                                            $144,397,421     $440,280,175    (161,511,529)            $423,166,067
                                                            ===============================================           ==============

Shareholders' equity:
      Common shares                                                11,495           43,012         (43,012)   (14)           31,495
                                                                                                    20,000    (3b)
      Additional paid-in capital                               43,883,357        6,396,653      (6,396,653)   (14)       58,863,357
                                                                                                14,980,000    (3b)
      Retained earnings (deficit)                              (9,154,986)      52,435,093     (52,435,093)   (14)       (9,154,986)
      Accumulated other comprehensive income                    1,095,848        8,736,456      (8,736,456)   (14)        1,095,848
                                                                                                                      --------------
                                                            -----------------------------------------------
      Total shareholders' equity                               35,835,714       67,611,214     (52,611,214)              50,835,714
                                                            -----------------------------------------------           --------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                   $180,233,135     $507,891,389    (214,122,743)            $474,001,781
                                                            ===============================================           ==============



              Unaudited Pro Forma Combined Statement of Operations
                      For the Year Ended December 31, 1998



                                                                           Historical
                                                            ------------------------------------------
                                                                                Continental     Pro Forma      Note     Pro Forma
                                                            Ceres Group, Inc.  General Corp.   Adjustments  Reference    Combined
                                                            ---------------------------------------------------------------------
REVENUES
Revenues
Premiums:
       Direct                                                 264,868,186   $193,709,704                             $458,577,890
       Assumed                                                 45,922,385        623,444                               46,545,829
       Ceded                                                 (150,005,674)    (3,608,505)    (71,359,306)  (15a)     (224,973,485)
                                                            ---------------------------------------------           --------------
       Total premiums                                         160,784,897    190,724,643     (71,359,306)             280,150,234
Net investment income                                           7,454,180     29,408,351     (12,605,990)  (15e)       23,373,541
                                                                                                (883,000)  (16)
Net realized gains                                                210,857        730,240                                  941,097
Other income                                                    1,096,690      1,948,045                                3,044,735
Amortization of deferred reinsurance gain                         600,000                      2,600,000   (15d)        3,200,000
                                                            ---------------------------------------------           --------------
Total revenues                                                170,146,624    222,811,279     (82,248,295)             310,709,608

BENEFITS, LOSSES AND EXPENSES
Benefits, claims, losses and settlement expenses              116,058,675    164,140,622     (56,303,620)  (15b)      223,895,677
Underwriting, acquisition and insurance expenses               54,368,115     52,722,205     (16,412,640)  (15c)       90,677,680
Amortization of deferred acquisition costs                        647,271     17,171,385     (31,136,714)  (17)       (13,318,058)
Amortization of Goodwill                                                                         732,384   (18)           732,384
Interest expense and financing costs                            1,841,334        709,200       3,593,333   (19)         6,143,867
                                                            ---------------------------------------------           --------------
Total benefits, losses and expenses                           172,915,395    234,743,412      99,527,257              308,131,550

Loss before federal income taxes                               (2,768,771)   (11,932,133)     17,278,962                2,578,058
Federal income tax expense                                      1,066,888     (4,123,689)      6,047,637   (20)         2,990,836
                                                            ---------------------------------------------           --------------
Net income (loss)                                             ($3,835,659)    (7,808,444)     11,231,325                 (412,778)
                                                            =============================================           ==============


Basic and diluted gain (loss) per common share                      (0.49)                                                  (0.04)
Weighted average shares outstanding                             7,845,172                      2,000,000   (3b)         9,845,172


            NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL
                                   STATEMENTS


(1) Continental General Insurance Company ("CGIC"), a wholly owned subsidiary of Continental entered into a reinsurance treaty with the Reassurance Company of Hannover ("Hannover") in which 50% of the life, accident and health, and annuity policies in force at February 1, 1999 was reinsured for a ceding allowance of $13,000,000.

         (a) Reflects the transfer of assets and reserves to Hannover required under the reinsurance treaty. Assets at fair value were transferred at equal value to the statutory-basis of accounting reserves ceded. Statutory-basis of accounting reserves are calculated based on accounting practices prescribed by the Nebraska Department of Insurance, and differ from reserves calculated in accordance with generally accepted accounting principles ("GAAP"). This entry reflects the ceded reserves held by Continental calculated on a GAAP basis.

         (b) Records the deferred gain for the ceding allowance received from Hannover under the reinsurance treaty.

         (c) Records the deferred taxes on the purchase accounting adjustments net of a valuation allowance of $7,720,623.

(2)      Records the sale of mortgage loans at book value to Western & Southern.

(3) The following adjustments reflect the funding of the acquisition purchase price of $84,500,000:

         (a) Proceeds from Chase Securities arranged credit agreement of $40,000,000 less $1,160,000 in deferred loan fees paid.

         (b) Proceeds from private placement issuance of common stock of $15,000,000.

         (c) Extraordinary dividend from CGIC of $22,500,000.

         (d) Cash from Ceres of $8,160,000.

(4) Reflects the fair value of the Continental home office building, from $3,105,747 to $4,500,000.

(5) Ceres has determined that it would not benefit by continuing to operate the Continental Print & Photo Co., a wholly owned subsidiary of Continental. As such, a plan has been established for selling its assets and discontinuing its operations. The following items record the estimated liability for its closing.

         (a) Records the fair value of equipment.
         (b) Records the fair value of inventory.
         (c) Records other costs of closing.

(6) In accordance with the purchase method of accounting, the purchase cost is allocated to the assets and liabilities of Continental based upon their fair values. The existing balance of former capitalized expenses (deferred acquisition costs) as well as the former value of business acquired is eliminated. A new value of the business in force is calculated using current assumptions and is categorized as value of business acquired. These assumptions (i.e. mortality and morbidity projections, interest rates, and expenses, etc.) varied from those used when the Company originally placed the existing business in force.

         (a) Eliminates the existing deferred acquisition costs and value of business acquired of Continental.

         (b) Establishes a new value of business acquired on existing business, net of reinsurance.

(7)      Records cost in excess of net assets of acquired subsidiaries
         (Goodwill).

(8) In addition to a review and a new calculation of the value of the existing business in force, a review was also made of the various active life and claim reserves that were established on a historical basis. This adjustment is made to establish additional active life reserves for the long term care product line.

(9) Records estimated taxes payable resulting from election of Section 338(h)(10) per agreement between Western & Southern and Ceres.

(10)     Eliminates the deferred taxes of Continental.

(11) Eliminates promissory notes payable by Continental to Western & Southern. This debt was forgiven by Western & Southern and recorded as a capital contribution prior to the sale.

(12)     Records direct out-of-pocket costs of acquisition.

(13)     Records estimated liability for certain employee severance costs.

(14)     Adjustment to eliminate Continental's equity.

(15) Records income effect of the reinsurance treaty with Hannover. Assumes 50% of policies in force had been ceded on January 1, 1998. Further assumes that new policies written in 1998 are not subject to the reinsurance treaty with Hannover.

         (a) Premiums ceded.

         (b) Benefits, claims, losses and settlement expenses ceded.

         (c) Reinsurance expense allowance credited on business ceded.

         (d) Amortization of the deferred gain (ceding allowance) received from Hannover under the terms of the treaty.

         (e) Decrease in investment income resulting from transfer of investment securities to Hannover under reinsurance treaty ($184,476,518 x 6.833%).

(16) Decrease in investment income due to net cash decrease of $8,160,000 at Ceres and $9,500,000 (ceding allowance on reinsurance treaty of $13,000,000 less extraordinary dividend paid of $22,500,000) at Continental used for purchase of common stock ($17,660,000 x 5.00%).

(17) Eliminates prior amortization of deferred acquisition costs and value of business acquired. Record net capitalization of expenses for new business of 1998 only, of $15,065,329 and amortization of adjusted value of business acquired, of $1,100,000.

(18)     Record the amortization of Goodwill over 25 years.

(19) Record interest expense on bank financing used to fund the acquisition ($40,000,000 x 8.5%) in addition to amortization of deferred loan fees of $193,333.

(20)     Records income tax expense (benefit) of the pro forma adjustments.